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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55663) pertaining to the Stanley Account Value Plan of our report dated June, 15, 2007, with respect to the financial statements and schedules of the Stanley Account Value Plan, included in this Annual Report (Form 11-K) for the years-ended December 31, 2006 and 2005.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut
June 15, 2007

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